Exhibit 17(f)

Statement of assets and liabilities (unaudited)

February 28, 2017

Assets:
Investment in Liquid Reserves Portfolio, at value	$973,229,794
Prepaid expenses	73,589
Total Assets	973,303,383

Liabilities:
Distributions payable	113,709
Investment management fee payable	67,781
Trustees’ fees payable	13,913
Service and/or distribution fees payable	1,045
Accrued expenses	122,642
Total Liabilities	319,090
Total Net Assets	$972,984,293

Net Assets:
Par value (Note 5)	$9,724
Paid-in capital in excess of par value	975,663,374
Overdistributed net investment income	(468,076)
Accumulated net realized loss on investments allocated from Liquid Reserves Portfolio	(2,428,993)
Net unrealized appreciation on investments allocated from Liquid Reserves Portfolio	208,264
Total Net Assets	$972,984,293

Net Assets:
Institutional Shares	$944,660,754
Investor Shares	$28,323,539

Shares Outstanding:
Institutional Shares	944,056,579
Investor Shares	28,308,374

Net Asset Value:
Institutional Shares	$1.00
Investor Shares	$1.00

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report	1

Statement of operations (unaudited)

For the Six Months Ended February 28, 2017

Investment Income:
Income from Liquid Reserves Portfolio	$4,674,951
Allocated expenses from Liquid Reserves Portfolio	(767,412)
Allocated waiver from Liquid Reserves Portfolio	680,647
Other income	6,245
Total Investment Income	4,594,431

Expenses:
Investment management fee (Note 2)	1,353,683
Legal fees	80,821
Transfer agent fees (Note 3)	53,756
Service and/or distribution fees (Notes 2 and 3)	41,523
Insurance	38,554
Registration fees	38,173
Shareholder reports	21,748
Trustees’ fees	21,717
Audit and tax fees	13,275
Fund accounting fees	3,129
Miscellaneous expenses	16,257
Total Expenses	1,682,636
Less: Fee waivers and/or expense reimbursements (Notes 2 and 3)	(771,054)
Net Expenses	911,582
Net Investment Income	3,682,849
Net Realized Gain on Investments From Liquid Reserves Portfolio	195,492
Change in Net Unrealized Appreciation (Depreciation) From Investments in Liquid Reserves Portfolio	208,264
Increase in Net Assets From Operations	$4,086,605

See Notes to Financial Statements.

2	Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report

Statements of changes in net assets

For the Six Months Ended February 28, 2017 (unaudited) and the Year Ended August 31, 2016	2017	2016

Operations:
Net investment income	$3,682,849	$22,880,747
Net realized gain	195,492	218,229
Change in net unrealized appreciation (depreciation)	208,264	—
Increase in Net Assets From Operations	4,086,605	23,098,976

Distributions to Shareholders From (Notes 1 and 4):
Net investment income	(4,176,604)	(22,880,747)
Decrease in Net Assets From Distributions to Shareholders	(4,176,604)	(22,880,747)

Fund Share Transactions (Note 5):
Net proceeds from sale of shares	9,655,579,310	80,819,057,588
Reinvestment of distributions	1,640,079	8,970,953
Cost of shares repurchased	(14,861,464,240)	(80,197,245,487)
Increase (Decrease) in Net Assets From Fund Share Transactions	(5,204,244,851)	630,783,054
Increase (Decrease) in Net Assets	(5,204,334,850)	631,001,283

Net Assets:
Beginning of period	6,177,319,143	5,546,317,860
End of period*	$972,984,293	$6,177,319,143
*Includes (overdistributed) undistributed net investment income, respectively, of:	$(468,076)	$25,679

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report	3

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Institutional Shares	2017[1,2]		2016[1]	2015[1]	2014[1]	2013[1]	2012

Net asset value, beginning of period	$1.000		$1.000	$1.000	$1.000	$1.000	$1.000

Income from operations:
Net investment income	0.003		0.004	0.001	0.001	0.001	0.002
Net realized and unrealized gain[3]	0.000		0.000	0.000	0.000	0.000	0.000
Total income from operations	0.003		0.004	0.001	0.001	0.001	0.002

Less distributions from:
Net investment income	(0.003)		(0.004)	(0.001)	(0.001)	(0.001)	(0.002)
Total distributions	(0.003)		(0.004)	(0.001)	(0.001)	(0.001)	(0.002)

Net asset value, end of period	$1.000		$1.000	$1.000	$1.000	$1.000	$1.000
Total return[4]	0.40%		0.36%	0.10%	0.07%	0.13%	0.18%

Net assets, end of period (millions)	$945		$5,953	$4,988	$3,729	$4,696	$5,362

Ratios to average net assets:
Gross expenses[5]	0.35%[6,7]		0.33%[7]	0.33%[7]	0.33%[7]	0.33%[7]	0.23%
Net expenses[5,8,9]	0.14	[6]	0.13	0.13	0.13	0.14	0.15
Net investment income	0.55	[6]	0.35	0.10	0.07	0.13	0.18

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended February 28, 2017 (unaudited).

[3]	Amount represents less than $0.0005 per share.

[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[6]	Annualized.

[7]	The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio.

[8]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares did not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2018 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[9]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

4	Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:
Investor Shares[1]	2017[2]		2016	2015	2014[3]

Net asset value, beginning of period	$1.000		$1.000	$1.000	$1.000

Income from operations:
Net investment income	0.002		0.003	0.001	0.000	[4]
Net realized and unrealized gain	0.001		0.000 [4]	0.000 [4]	0.000	[4]
Total income from operations	0.003		0.003	0.001	0.000	[4]

Less distributions from:
Net investment income	(0.003)		(0.003)	(0.001)	(0.000)	[4]
Total distributions	(0.003)		(0.003)	(0.001)	(0.000)	[4]

Net asset value, end of period	$1.000		$1.000	$1.000	$1.000
Total return[5]	0.37%		0.31%	0.05%	0.02%

Net assets, end of period (millions)	$28		$224	$110	$79

Ratios to average net assets:
Gross expenses[6,7]	0.50%[8]		0.43%	0.43%	0.46%[8]
Net expenses[7,9,10]	0.19	[8]	0.18	0.18	0.18	[8]
Net investment income	0.48	[8]	0.33	0.05	0.02	[8]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended February 28, 2017 (unaudited).

[3]	For the period September 3, 2013 (inception date) to August 31, 2014.

[4]	Amount represents less than $0.0005 per share.

[5]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[6]	The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio.

[7]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[8]	Annualized.

[9]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Investor Shares did not exceed 0.35%. This expense limitation arrangement cannot be terminated prior to December 31, 2018 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[10]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report	5

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Western Asset Institutional Liquid Reserves (the “Fund”) is a separate diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund invests all of its investable assets in Liquid Reserves Portfolio (the “Portfolio”), a separate investment series of Master Portfolio Trust, that has the same investment objective as the Fund.

The financial statements of the Portfolio, including the schedule of investments, are contained elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

Effective October 11, 2016, the share price of the Fund fluctuates along with changes in the market-based value of fund assets. Because the share price of the Fund fluctuates, it has what is called a “floating net asset value” or “floating NAV”. Under Rule 2a-7 of the 1940 Act, the Fund must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. Effective October 14, 2016, the Fund may impose fees upon the sale of shares or temporarily suspend the ability to sell shares if the Fund’s liquidity falls below required minimums because of market conditions or other factors.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The Fund records its investment in the Portfolio at value. The value of such investment in the Portfolio reflects the Fund’s proportionate interest (3.74% at February 28, 2017) in the net assets of the Portfolio.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. The disclosure and valuation of securities held by the Portfolio are discussed in Note 1(a) of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment transactions and investment income. Net investment income and net realized/unrealized gains and losses of the Portfolio are allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio (the “Holders”) at the time of such determination. Prior to October 11, 2016, gross realized gains and/or losses of the Portfolio were allocated to the Holders in a manner such that, the net asset values per share of each Holder, after each such allocation was closer to the total of all Holders’ net asset values divided by the aggregate number of shares outstanding for all Holders. The Fund also pays certain other expenses which can be directly attributed to the Fund.

6	Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report

(c) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(d) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(e) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2016, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(f) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s and the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s and the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $5 billion	0.200%
Next $5 billion	0.175
Over $10 billion	0.150

Since the Fund invests all of its investable assets in Liquid Reserves Portfolio, the investment management fee of the Fund will be reduced by the investment management fee allocated to the Fund by Liquid Reserves Portfolio.

Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report	7

Notes to financial statements (unaudited) (cont’d)

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset monthly 70% of the net management fee it receives from the Fund.

As a result of expense limitation arrangements between the Fund and LMPFA, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares and Investor Shares did not exceed 0.20%, and 0.35%, respectively. These expense limitation arrangements cannot be terminated prior to December 31, 2018 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

During the six months ended February 28, 2017, fees waived and/or expenses reimbursed amounted to $771,054.

LMPFA is permitted to recapture amounts waived and/or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 shareholder services and distribution plan and under that plan the Fund pays service and/or distribution fees with respect to its Investor Shares calculated at the annual rate not to exceed 0.10% of the average daily net assets. Service and/or distribution fees are accrued daily and paid monthly.

For the six months ended February 28, 2017, class specific expenses were as follows:

	Service and/or Distribution Fees		Transfer Agent Fees
Institutional Shares	—		$37,121
Investor Shares	$41,523	[1]	16,635
Total	$41,523		$53,756

[1]

Amount shown is exclusive of waivers. For the six months ended February 28, 2017, the service and/or distribution fees waived amounted to $ 20,762 for Investor Shares. Such waivers are voluntarily and may be reduced or terminated at any time.

8	Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report

For the six months ended February 28, 2017, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Institutional Shares	$683,412
Investor Shares	87,642
Total	$771,054

4. Distributions to shareholders by class

	Six Months Ended February 28, 2017	Year Ended August 31, 2016
Net Investment Income:
Institutional Shares	$3,938,460	$21,463,499
SVB Securities Liquid Reserves Shares[1]	—	3,415
SVB Securities Institutional Liquid Reserves Shares[2]	—	826,057
Investor Shares	238,144	587,776
Total	$4,176,604	$22,880,747

[1]	On August 26, 2016, SVB Securities Liquid Reserves shares were fully redeemed.

[2]	On August 26, 2016, SVB Securities Institutional Liquid Reserves shares were fully redeemed.

5. Shares of beneficial interest

At February 28, 2017, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Funds have the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Six Months Ended February 28, 2017		Year Ended August 31, 2016
	Shares	Amount	Shares	Amount
Institutional Shares
Shares sold	9,647,849,043	$9,648,433,347	80,193,502,127	$80,193,502,127
Shares issued on reinvestment	1,515,204	1,515,705	7,653,520	7,653,520
Shares repurchased	(14,657,979,356)	(14,658,439,386)	(79,236,098,116)	(79,236,098,116)
Net increase (decrease)	(5,008,615,109)	$(5,008,490,334)	965,057,531	$965,057,531

SVB Securities Liquid Reserves Shares[1]
Shares sold	—	—	15,161,457	$15,161,457
Shares issued on reinvestment	—	—	2,940	2,940
Shares repurchased	—	—	(23,204,182)	(23,204,182)
Net decrease	—	—	(8,039,785)	$(8,039,785)

Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report	9

Notes to financial statements (unaudited) (cont’d)

	Six Months Ended February 28, 2017		Year Ended August 31, 2016
	Shares	Amount	Shares	Amount
SVB Securities Institutional Liquid Reserves Shares[2]
Shares sold	—	—	295,281,497	$295,281,497
Shares issued on reinvestment	—	—	777,169	777,169
Shares repurchased	—	—	(736,575,512)	(736,575,512)
Net decrease	—	—	(440,516,846)	$(440,516,846)

Investor Shares
Shares sold	7,143,551	$7,145,963	315,112,507	$315,112,507
Shares issued on reinvestment	124,335	124,374	537,324	537,324
Shares repurchased	(202,959,602)	(203,024,854)	(201,367,677)	(201,367,677)
Net increase (decrease)	(195,691,716)	$(195,754,517)	114,282,154	$114,282,154

[1]	On August 26, 2016, SVB Securities Liquid Reserves shares were fully redeemed.

[2]	On August 26, 2016, SVB Securities Institutional Liquid Reserves shares were fully redeemed.

6. Capital loss carryforward

As of August 31, 2016, the Fund had the following net capital loss carryforward remaining:

Year of Expiration	Amount
8/31/2017	$(2,624,485)

This amount will be available to offset any future taxable capital gains, except that under applicable tax rules, deferred capital losses, if any, which have no expiration date, must be used first to offset any such gains.

7. Recent accounting pronouncement

In October 2016, the U.S. Securities and Exchange Commission adopted new rules and amended existing rules (together, the “final rules”) intended to modernize the reporting and disclosure of information by registered investment companies. In part, the final rules amend Regulation S-X and require standardized, enhanced disclosure about derivatives in investment company financial statements, as well as other amendments. The compliance date for the amendments to Regulation S-X is August 1, 2017. Management is currently evaluating the impact that the adoption of the amendments to Regulation S-X will have on the Fund’s financial statements and related disclosures.

10	Western Asset Institutional Liquid Reserves 2017 Semi-Annual Report

Schedule of investments (unaudited)

February 28, 2017

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 100.0%
Bank Notes — 0.4%
Bank of America N.A.	1.155%	8/1/17	$100,000,000	$99,995,839
Certificates of Deposit — 34.8%
Abbey National Treasury Services PLC	0.670%	3/1/17	159,000,000	158,999,779
Abbey National Treasury Services PLC	0.670%	3/2/17	110,000,000	109,999,688
Abbey National Treasury Services PLC	0.670%	3/3/17	100,000,000	99,999,575
Bank of Montreal	1.080%	3/16/17	107,500,000	107,518,076
Bank of Montreal	1.166%	6/7/17	176,000,000	176,108,673	(a)
Bank of Montreal	1.216%	8/7/17	243,000,000	243,091,844	(a)
Bank of Montreal	1.297%	11/22/17	22,000,000	22,024,343	(a)
Bank of Nova Scotia	1.145%	6/8/17	185,000,000	185,093,244	(a)
Bank of Tokyo-Mitsubishi UFJ NY	1.398%	4/25/17	175,000,000	175,159,953	(a)
BNP Paribas NY Branch	1.281%	5/15/17	187,900,000	188,063,195	(a)
BNP Paribas NY Branch	1.227%	7/6/17	254,500,000	254,683,324	(a)
BNP Paribas NY Branch	1.397%	11/22/17	22,000,000	22,039,919	(a)
Chase Bank USA N.A.	1.442%	5/26/17	112,366,000	112,508,871	(a)
Chase Bank USA N.A.	1.152%	7/10/17	100,000,000	100,046,682	(a)
Credit Suisse NY	1.480%	3/3/17	50,000,000	50,003,464
Credit Suisse NY	1.472%	4/10/17	82,000,000	82,066,873	(a)
Credit Suisse NY	1.478%	5/1/17	138,000,000	138,154,140	(a)
Credit Suisse NY	1.477%	5/22/17	315,000,000	315,423,363	(a)
Credit Suisse NY	1.472%	7/10/17	168,500,000	168,582,252	(a)
Credit Suisse NY	1.792%	11/17/17	22,000,000	22,041,200	(a)
KBC Bank NV	0.680%	3/1/17	240,000,000	239,999,719
KBC Bank NV	1.050%	3/2/17	97,000,000	97,001,747
KBC Bank NV	0.680%	3/7/17	239,105,000	239,105,000
Landesbank Hessen-Thuringen	0.680%	3/7/17	40,105,000	40,105,000
Landesbank Hessen-Thuringen	1.070%	3/15/17	99,750,000	99,765,309
Lloyds Bank PLC	1.253%	7/10/17	442,000,000	442,368,022	(a)
Lloyds Bank PLC	1.131%	8/14/17	140,000,000	140,039,042	(a)
Mitsubishi UFJ Trust & Banking NY	1.393%	6/9/17	242,000,000	242,223,211	(a)
Mizuho Bank Ltd.	1.409%	4/21/17	215,000,000	215,189,073	(a)
Mizuho Bank Ltd.	1.372%	5/17/17	25,000,000	25,021,945	(a)
Mizuho Bank Ltd.	1.379%	5/18/17	22,000,000	22,019,259	(a)
Mizuho Bank Ltd.	1.377%	5/22/17	375,000,000	375,315,499	(a)
Mizuho Bank Ltd.	1.359%	7/24/17	150,000,000	150,099,231	(a)
Mizuho Bank Ltd.	1.222%	8/17/17	180,000,000	180,028,114	(a)
Mizuho Bank Ltd.	1.300%	8/24/17	18,450,000	18,450,434

See Notes to Financial Statements.

Liquid Reserves Portfolio 2017 Semi-Annual Report	11

Schedule of investments (unaudited) (cont’d)

February 28, 2017

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Certificates of Deposit — continued
National Australia Bank of NY	1.257%	12/5/17	$47,000,000	$47,036,609	(a)
Norinchukin Bank	0.950%	3/10/17	172,000,000	172,013,158
Norinchukin Bank	1.278%	7/26/17	100,000,000	100,067,245	(a)
Norinchukin Bank	1.340%	9/5/17	12,600,000	12,599,790
Oversea-Chinese Banking Corp. Ltd.	0.920%	3/1/17	235,000,000	235,001,295
Oversea-Chinese Banking Corp. Ltd.	0.950%	3/6/17	172,000,000	172,006,490
Oversea-Chinese Banking Corp. Ltd.	1.080%	3/15/17	149,000,000	149,021,931
Rabobank Nederland NY	1.119%	5/23/17	22,000,000	22,011,343	(a)
Rabobank Nederland NY	1.125%	9/11/17	179,000,000	179,017,680	(a)
Royal Bank of Canada	1.151%	6/12/17	77,000,000	77,043,906	(a)
Royal Bank of Canada	1.179%	6/23/17	30,000,000	30,017,500	(a)
Royal Bank of Canada	1.217%	8/4/17	258,025,000	258,211,490	(a)
Societe Generale	1.110%	8/14/17	110,000,000	110,020,454	(a)
Standard Chartered Bank	1.391%	5/18/17	17,000,000	17,018,924
Standard Chartered Bank	1.392%	7/10/17	132,000,000	132,071,209	(a)
Sumitomo Mitsui Banking Corp.	1.369%	5/2/17	100,000,000	100,082,254	(a)
Sumitomo Mitsui Banking Corp.	1.377%	7/5/17	50,000,000	50,047,593	(a)
Sumitomo Mitsui Banking Corp.	1.377%	7/6/17	95,000,000	95,089,725	(a)
Sumitomo Mitsui Banking Corp.	1.278%	7/25/17	100,000,000	100,036,267	(a)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.680%	3/1/17	70,000,000	70,000,169
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.810%	4/17/17	100,000,000	100,007,965
Sumitomo Mitsui Trust & Banking Co., Ltd.	1.357%	7/6/17	447,000,000	447,383,745	(a)
Toronto Dominion Bank NY	1.080%	3/15/17	190,000,000	190,034,314
Toronto Dominion Bank NY	1.161%	7/11/17	323,000,000	323,167,078	(a)
UBS AG	1.309%	4/21/17	342,000,000	342,252,714	(a)
Wells Fargo Bank N.A.	0.950%	3/8/17	100,000,000	100,007,236
Wells Fargo Bank N.A.	1.248%	4/26/17	190,000,000	190,130,752	(a)
Total Certificates of Deposit				9,079,737,899
Commercial Paper — 30.7%
ABN AMRO Funding USA LLC	1.268%	4/3/17	119,550,000	119,448,721	(b)(c)
ABN AMRO Funding USA LLC	1.278%	4/7/17	73,000,000	72,930,419	(b)(c)
ABN AMRO Funding USA LLC	1.227%	8/7/17	42,390,000	42,139,428	(b)(c)
ANZ New Zealand International Ltd.	1.120%	6/1/17	17,000,000	17,008,522	(a)(c)
ANZ New Zealand International Ltd.	1.147%	6/6/17	135,000,000	135,076,352	(a)(c)
ANZ New Zealand International Ltd.	1.143%	6/9/17	93,000,000	93,051,681	(a)(c)
ASB Finance Ltd.	1.390%	3/2/17	88,000,000	88,003,641	(a)(c)
ASB Finance Ltd.	1.170%	5/16/17	130,000,000	130,082,863	(a)(c)
ASB Finance Ltd.	1.187%	8/7/17	44,250,000	44,033,667	(b)(c)

See Notes to Financial Statements.

12	Liquid Reserves Portfolio 2017 Semi-Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
ASB Finance Ltd.	1.187%	8/8/17	$99,000,000	$98,512,089	(b)(c)
Bank of Nova Scotia	1.350%	11/22/17	17,000,000	17,025,274	(a)(c)
BNP Paribas Fortis SA	0.550%	3/1/17	100,000,000	99,998,297	(b)
BNZ International Funding Ltd.	1.390%	3/1/17	235,000,000	235,004,886	(a)(c)
BNZ International Funding Ltd.	1.143%	6/9/17	118,000,000	118,065,574	(a)(c)
BPCE SA	1.103%	4/4/17	243,000,000	242,832,262	(b)(c)
Caisse des Depots et Consignations	0.983%	3/14/17	135,000,000	134,969,130	(b)(d)
Canadian Imperial Bank of Commerce	1.162%	7/10/17	242,000,000	242,121,673	(a)(c)
Canadian Imperial Bank of Commerce	1.215%	8/8/17	365,000,000	365,248,974	(a)(c)
Commonwealth Bank of Australia	1.214%	11/27/17	22,000,000	22,028,367	(a)(c)
Credit Agricole Corporate and Investment Bank	0.570%	3/1/17	13,937,000	13,936,755	(b)
Credit Suisse NY	1.133%	3/21/17	85,000,000	84,964,994	(b)
Credit Suisse NY	1.309%	4/3/17	23,000,000	22,983,904	(b)
Danske Corp.	1.329%	8/14/17	84,250,000	83,705,188	(b)(c)
DBS Bank Ltd.	0.952%	3/6/17	160,000,000	159,982,160	(b)(c)
DBS Bank Ltd.	0.962%	3/14/17	185,000,000	184,951,365	(b)(c)
DBS Bank Ltd.	1.013%	5/3/17	95,000,000	94,870,969	(b)(c)
DBS Bank Ltd.	1.013%	5/8/17	198,000,000	197,698,678	(b)(c)
DnB NOR Bank ASA	1.200%	5/2/17	400,000,000	400,256,168	(a)(c)
General Electric Co.	0.550%	3/1/17	64,879,000	64,878,018	(b)
HSBC USA Inc.	1.259%	5/2/17	45,000,000	45,033,871	(a)(c)
HSBC USA Inc.	1.250%	5/15/17	75,000,000	75,060,898	(a)(c)
HSBC USA Inc.	1.200%	5/18/17	51,425,000	51,460,833	(a)(c)
ING U.S. Funding LLC	0.942%	3/3/17	243,000,000	242,985,298	(b)
ING U.S. Funding LLC	1.350%	5/3/17	156,625,000	156,767,465	(a)
ING U.S. Funding LLC	1.221%	5/30/17	162,000,000	162,122,305	(a)
ING U.S. Funding LLC	1.266%	8/7/17	125,000,000	125,111,365	(a)
Johnson & Johnson	0.530%	3/3/17	155,000,000	154,992,315	(b)(c)
JPMorgan Securities LLC	0.771%	3/28/17	49,000,000	48,973,780	(b)
JPMorgan Securities LLC	1.228%	4/26/17	385,000,000	385,251,293	(a)
JPMorgan Securities LLC	1.197%	7/5/17	99,025,000	99,086,036	(a)
Landesbank Hessen-Thuringen	0.952%	3/6/17	97,000,000	96,988,780	(b)(c)
Landesbank Hessen-Thuringen	1.258%	8/8/17	95,000,000	94,518,632	(b)(c)
NRW Bank	1.053%	3/28/17	50,000,000	49,971,572	(b)(c)
NRW Bank	1.053%	4/6/17	75,000,000	74,942,727	(b)(c)
NRW Bank	1.033%	4/25/17	117,000,000	116,862,954	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	0.952%	3/6/17	168,990,000	168,970,313	(b)(c)
Oversea-Chinese Banking Corp. Ltd.	1.151%	6/12/17	200,000,000	200,111,772	(a)

See Notes to Financial Statements.

Liquid Reserves Portfolio 2017 Semi-Annual Report	13

Schedule of investments (unaudited) (cont’d)

February 28, 2017

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
Societe Generale	0.520-0.670%	3/1/17	$1,107,000,000	$1,106,980,838	(b)(c)
Sumitomo Mitsui Trust & Banking Co., Ltd.	0.972%	3/8/17	200,000,000	199,972,622	(b)(c)
Swedish Export Credit	1.177%	8/8/17	96,000,000	95,526,875	(b)
Toronto Dominion Holdings USA	0.932%	3/8/17	135,000,000	134,981,159	(b)(c)
Unilever Capital Corp.	0.530%	3/1/17	55,000,000	54,999,050	(b)(c)
United Overseas Bank Ltd.	0.952%	3/3/17	155,000,000	154,991,397	(b)(c)
United Overseas Bank Ltd.	0.952%	3/7/17	170,000,000	169,977,852	(b)(c)
United Overseas Bank Ltd.	1.156%	7/28/17	28,900,000	28,766,338	(b)(c)
USAA Capital Corp.	0.620%	3/16/17	45,000,000	44,987,040	(b)
Westpac Banking Corp.	1.262%	11/17/17	22,000,000	22,022,437	(a)(c)
Total Commercial Paper				7,988,227,836
Corporate Bonds & Notes — 0.0%
UBS AG	1.415%	6/1/17	5,000,000	5,004,494	(a)
Time Deposits — 29.1%
Bank of Tokyo-Mitsubishi UFJ NY	0.570%	3/1/17	99,000,000	99,000,000
BNP Paribas NY Branch	0.550%	3/1/17	178,000,000	178,000,000
CIBC World Markets Corp.	0.590%	3/1/17	288,000,000	288,000,000
CIBC World Markets Corp.	0.600%	3/1/17	215,000,000	215,000,000
Credit Agricole CIB	0.570%	3/1/17	1,079,859,000	1,079,859,000
DNB Bank ASA	0.570%	3/1/17	740,000,000	740,000,000
National Bank of Canada	0.550%	3/1/17	95,000,000	95,000,000
Natixis SA	0.570%	3/1/17	849,993,000	849,993,000
Nordea Bank AB	0.560%	3/1/17	1,040,000,000	1,040,000,000
Skandinaviska Enskilda Banken AB	0.570%	3/1/17	1,000,000,000	1,000,000,000
Svenska Handelsbanken AB	0.550%	3/1/17	987,583,000	987,583,000
Swedbank AB	0.570%	3/1/17	1,000,000,000	1,000,000,000
Total Time Deposits				7,572,435,000
Repurchase Agreements — 5.0%
Bank of America Corp. tri-party repurchase agreement dated 10/17/16; Proceeds at maturity — $400,678,444; (Fully collateralized by various U.S. government agency obligations, corporate bonds and money market instruments, 2.723% to 9.000% due 3/15/17 to 5/1/40; Market value — $408,000,000)	0.860%	5/10/17	400,000,000	400,000,000
Bank of America Corp. tri-party repurchase agreement dated 1/26/17; Proceeds at maturity — $350,593,639; (Fully collateralized by various U.S. government agency obligations, corporate bonds and money market instruments, 0.000% to 5.550% due 3/06/17 to 2/6/57; Market value — $366,588,199)	0.860%	5/10/17	350,000,000	350,000,000

See Notes to Financial Statements.

14	Liquid Reserves Portfolio 2017 Semi-Annual Report

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Repurchase Agreements — continued
Mitsubishi UFJ Trust & Banking Corp. tri-party repurchase agreement dated 10/17/16; Proceeds at maturity — $200,358,944; (Fully collateralized by various corporate bonds and notes, municipal bonds and money market instruments, 0.000% to 9.750% due 6/15/17 to 10/15/46; Market value — $213,771,037)	0.910%	5/10/17	$200,000,000	$200,000,000
Mitsubishi UFJ Trust & Banking Corp. tri-party repurchase agreement dated 10/17/16; Proceeds at maturity — $100,179,472; (Fully collateralized by various municipal bonds, 0.000% to 7.747% due 11/1/22 to 11/15/56; Market value — $105,000,004)	0.910%	5/10/17	100,000,000	100,000,000
RBC Capital Markets; tri-party repurchase agreement dated 2/17/17; Proceeds at maturity — $100,179,472; (Fully collateralized by various U.S. government agency obligations, 2.125% to 6.000% due 6/1/22 to 3/1/47; Market value — $102,000,000)	0.910%	5/10/17	100,000,000	100,000,000
RBC Capital Markets; tri-party repurchase agreement dated 2/8/17; Proceeds at maturity — $150,284,000; (Fully collateralized by various municipal bonds, 0.000% to 7.250% due 4/14/17 to 5/15/2115; Market value — $158,090,190)	0.960%	5/10/17	150,000,000	150,000,000
Total Repurchase Agreements				1,300,000,000
Total Investments — 100.0% (Cost — $26,038,067,390#)				26,045,401,068
Other Assets in Excess of Liabilities — 0.0%				7,813,479
Total Net Assets — 100.0%				$26,053,214,547

(a)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(b)	Rate shown represents yield-to-maturity.

(c)

Commercial paper exempt from registration under Section 4(2) of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Liquid Reserves Portfolio 2017 Semi-Annual Report	15

Statement of assets and liabilities (unaudited)

February 28, 2017

Assets:
Investments, at value (Cost — $26,038,067,390)	$26,045,401,068
Cash	419,224
Interest receivable	9,019,135
Receivable for securities sold	825
Total Assets	26,054,840,252

Liabilities:
Trustees’ fees payable	119,136
Accrued expenses	1,506,569
Total Liabilities	1,625,705
Total Net Assets	$26,053,214,547

Represented by:
Paid-in capital	$26,053,214,547

See Notes to Financial Statements.

16	Liquid Reserves Portfolio 2017 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended February 28, 2017

Investment Income:
Interest	$119,405,727

Expenses:
Investment management fee (Note 2)	16,138,570
Fund accounting fees	1,047,502
Trustees’ fees	445,635
Legal fees	363,564
Custody fees	175,604
Audit and tax fees	22,776
Miscellaneous expenses	46,672
Total Expenses	18,240,323
Less: Fee waivers and/or expense reimbursements (Notes 2)	(16,138,570)
Net Expenses	2,101,753
Net Investment Income	117,303,974

Realized and Unrealized Gain (Loss) on Investments (Notes 1 and 4):
Net Realized Gain From Investment Transactions	4,898,306
Change in Net Unrealized Appreciation (Depreciation) From Investments	7,333,678
Net Gain on Investments	12,231,984
Increase in Net Assets From Operations	$129,535,958

See Notes to Financial Statements.

Liquid Reserves Portfolio 2017 Semi-Annual Report	17

Statements of changes in net assets

For the Six Months Ended February 28, 2017 (unaudited) and the Year Ended August 31, 2016	2017	2016

Operations:
Net investment income	$117,303,974	$245,409,790
Net realized gain	4,898,306	686,995
Change in net unrealized appreciation (depreciation)	7,333,678	—
Increase in Net Assets From Operations	129,535,958	246,096,785

Capital Transactions:
Proceeds from contributions	35,400,942,370	114,933,457,934
Value of withdrawals	(59,380,435,177)	(138,942,587,255)
In-kind capital contributions (Note 3)	—	10,124,686,062
Decrease in Net Assets From Capital Transaction	(23,979,492,807)	(13,884,443,259)
Decrease in Net Assets	(23,849,956,849)	(13,638,346,474)

Net Assets:
Beginning of period	49,903,171,396	63,541,517,870
End of period*	$26,053,214,547	$49,903,171,396

See Notes to Financial Statements.

18	Liquid Reserves Portfolio 2017 Semi-Annual Report

Financial highlights

For the years ended August 31, unless otherwise noted:
	2017[1]		2016	2015	2014	2013	2012

Net assets, end of period (millions)	$26,053		$49,903	$63,542	$74,403	$73,576	$61,127
Total return[2]	0.43%		0.48%	0.22%	0.10%	0.17%	0.23%

Ratios to average net assets:
Gross expenses	0.11%[3]		0.11%	0.11%	0.11%	0.11%	0.11%
Net expenses[4,5]	0.01	[3]	0.01	0.01	0.10	0.10	0.10
Net investment income	0.73	[3]	0.46	0.21	0.10	0.17	0.23

[1]	For the six months ended February 28, 2017 (unaudited).

[2]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[3]	Annualized.

[4]

The investment manager has voluntarily agreed to waive and/or reimburse 0.10% of Portfolio expenses. This arrangement may be reduced or terminated under certain circumstances. Additional amounts may be voluntarily waived and/or reimbursed from time to time. Prior to August 18, 2014, as a result of a voluntary expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of the Portfolio did not exceed 0.10%.

[5]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Liquid Reserves Portfolio 2017 Semi-Annual Report	19

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Liquid Reserves Portfolio (the “Portfolio”) is a separate diversified investment series of Master Portfolio Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Declaration of Trust permits the Trustees to issue beneficial interests in the Portfolio. At February 28, 2017, all investors in the Portfolio were funds advised or administered by the manager of the Portfolio and/or its affiliates.

Effective October 11, 2016, the Portfolio sells and effects withdrawals of its interests at prices based on the current market value of the securities it holds. Therefore, the price of an interest in the Portfolio fluctuates along with changes in the market-based value of the holdings of the Portfolio. Because the price of an interest in the Portfolio fluctuates, it has what is called a “floating net asset value” or “floating NAV”. Under Rule 2a-7 of the 1940 Act (“Rule 2a-7”), the Portfolio must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. Effective October 14, 2016, the Portfolio may impose a fee upon the withdrawal of investors’ interests or may temporarily suspend investors’ ability to withdraw interests if the Portfolio’s liquidity falls below required minimums because of market conditions or other factors.

The following are significant accounting policies consistently followed by the Portfolio and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. Prior to October 11, 2016, in accordance with Rule 2a-7, money market instruments were valued at amortized cost, which approximated market value. This method involved valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Portfolio’s use of amortized cost was subject to its compliance with certain conditions as specified by Rule 2a-7.

Effective October 11, 2016, the valuations for fixed income securities (which may include, but are not limited to, corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniques and methodologies. The independent third party pricing services use inputs that are observable such as issuer details, interest rates, yield curves, prepayment speeds, credit risks/spreads, default rates and quoted prices for similar securities. When the Portfolio holds securities or other assets that are denominated in a foreign currency, the Portfolio will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be

20	Liquid Reserves Portfolio 2017 Semi-Annual Report

unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Portfolio calculates its net asset value, the Portfolio values these securities as determined in accordance with procedures approved by the Portfolio’s Board of Trustees.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North Atlantic Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Portfolio’s pricing policies, and reporting to the Board of Trustees. When determining the reliability of third party pricing information for investments owned by the Portfolio, the Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants.

The Valuation Committee will consider pricing methodologies it deems relevant and appropriate when making fair value determinations. Examples of possible methodologies include, but are not limited to, multiple of earnings; discount from market of a similar freely traded security; discounted cash-flow analysis; book value or a multiple thereof; risk premium/yield analysis; yield to maturity; and/or fundamental investment analysis. The Valuation Committee will also consider factors it deems relevant and appropriate in light of the facts and circumstances. Examples of possible factors include, but are not limited to, the type of security; the issuer’s financial statements; the purchase price of the security; the discount from market value of unrestricted securities of the same class at the time of purchase; analysts’ research and observations from financial institutions; information regarding any transactions or offers with respect to the security; the existence of merger proposals or tender offers affecting the security; the price and extent of public trading in similar securities of the issuer or comparable companies; and the existence of a shelf registration for restricted securities.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Trustees, the fair value price is compared against the last available and next available market quotations. The Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Trustees quarterly.

The Portfolio uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

Liquid Reserves Portfolio 2017 Semi-Annual Report	21

Notes to financial statements (unaudited) (cont’d)

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments)

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Portfolio’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$26,045,401,068	—	$26,045,401,068

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Portfolio may enter into repurchase agreements with institutions that its subadviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Portfolio acquires a debt security subject to an obligation of the seller to repurchase, and of the Portfolio to resell, the security at an agreed-upon price and time, thereby determining the yield during the Portfolio’s holding period. When entering into repurchase agreements, it is the Portfolio’s policy that its custodian or a third party custodian, acting on the Portfolio’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Portfolio generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Portfolio seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Portfolio may be delayed or limited.

(c) Interest income and expenses. Interest income consists of interest accrued and discount earned (including both original issue and market discount adjusted for amortization of premium) on the investments of the Portfolio. Expenses of the Portfolio are accrued daily. The Portfolio bears all costs of its operations other than expenses specifically assumed by the manager.

22	Liquid Reserves Portfolio 2017 Semi-Annual Report

(d) Method of allocation. Net investment income and net realized/unrealized gains and/or losses of the Portfolio are allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio (the “Holders”) at the time of such determination. Prior to October 11, 2016, gross realized gains and/or losses of the Portfolio were allocated to the Holders in a manner such that, the net asset values per share of each Holder, after each such allocation was closer to the total of all Holders’ net asset values divided by the aggregate number of shares outstanding for all Holders.

(e) Credit and market risk. Investments in securities that are collateralized by real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(f) Compensating balance arrangements. The Portfolio has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Portfolio’s cash on deposit with the bank.

(g) Income taxes. The Portfolio is classified as a partnership for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio’s assets will be managed so an investor in the Portfolio can satisfy the requirements of Subchapter M of the Internal Revenue Code.

Management has analyzed the Portfolio’s tax positions taken on income tax returns for all open tax years and has concluded that as of August 31, 2016, no provision for income tax is required in the Portfolio’s financial statements. The Portfolio’s federal and state income tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

(h) Other. Purchases, maturities and sales of money market instruments are accounted for on the date of the transaction. Realized gains and losses are calculated on the identified cost basis.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Portfolio pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.10% of the Portfolio’s average daily net assets.

Liquid Reserves Portfolio 2017 Semi-Annual Report	23

Notes to financial statements (unaudited) (cont’d)

LMPFA provides administrative and certain oversight services to the Portfolio. LMPFA delegates to the subadviser the day-to-day portfolio management of the Portfolio. For its services, LMPFA pays Western Asset monthly 70% of the net management fee it receives from the Portfolio.

LMPFA has voluntarily agreed to waive and/or reimburse 0.10% of Portfolio expenses. This arrangement may be reduced or terminated under certain circumstances. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

During the six months ended February 28, 2017, fees waived and/or expenses reimbursed amounted to $16,138,570.

LMPFA is permitted to recapture amounts waived and/or reimbursed to the Portfolio during the same fiscal year under certain circumstances.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

At February 28, 2017, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$7,423,391
Gross unrealized depreciation	(89,713)
Net unrealized appreciation	$7,333,678

On August 29, 2016, Western Asset Institutional Cash Reserves Fund transferred all of its investable assets (including cash and receivables), with a value of $10,124,686,062, to the Portfolio in exchange for an interest in the Portfolio.

4. Derivative instruments and hedging activities

During the six months ended February 28, 2017, the Portfolio did not invest in derivative instruments.

5. Recent accounting pronouncement

In October 2016, the U.S. Securities and Exchange Commission adopted new rules and amended existing rules (together, the “final rules”) intended to modernize the reporting and disclosure of information by registered investment companies. In part, the final rules amend Regulation S-X and require standardized, enhanced disclosure about derivatives in investment company financial statements, as well as other amendments. The compliance date for the amendments to Regulation S-X is August 1, 2017. Management is currently evaluating the impact that the adoption of the amendments to Regulation S-X will have on the Portfolio’s financial statements and related disclosures.

24	Liquid Reserves Portfolio 2017 Semi-Annual Report